Exhibit 99.1

News Release	News Release
MAGNUM HUNTER RESOURCES ANNOUNCES
CLOSING OF EXPANDED SENIOR CREDIT FACILITIES
FOR IMMEDIATE RELEASE — Houston — (Market Wire) — September 29, 2011 — Magnum Hunter Resources Corporation (NYSE: MHR) (NYSE Amex: MHR-PrC and MHR-PrD) (“Magnum Hunter” or the “Company”) announced today that the Company has closed on the previously announced expansion of its Senior Bank Credit Facilities (the “Credit Facilities”) in the amount of $267.5 million. The expansion of the Credit Facilities includes a new Term Loan Facility (the “Term Loan Facility”) of $100 million along with the Company’s existing Senior Revolving Credit Facility (the “Senior Revolving Facility”) which has been resized to $167.5 million. The Term Loan Facility was increased from the previously announced $75 million to $100 million due to demand from the Company’s existing bank group. In addition, the Revolving Credit Facility can increase from $167.5 million up to $250 million, subject to semi-annual borrowing base redeterminations and requisite lender approval, providing the Company’s total potential borrowing capacity of up $350 million under the combined Credit Facilities.
The Term Loan Facility will have a maturity of five years and an initial interest rate of LIBOR (subject to floor of 1.00%) plus 7.00%. The Company can redeem the Term Loan Facility during the first 12 months with no prepayment penalty. The terms under the Revolving Credit Facility will remain substantially the same with the interest rate at LIBOR plus 2.25% to LIBOR plus 3.25%, depending on the amount drawn at any given time on the Revolving Credit Facility. Complete terms and conditions under the Term Loan Facility and Revolving Credit Facility will be reported on appropriate Form 8-K’s to be filed with the Securities and Exchange Commission.
As of September 29th, the Company had total liquidity of approximately $140 million including cash and availability under these Credit Facilities and its Eureka Hunter Credit Facility.
Bank of Montreal serves as the “Administrative Agent” under the Revolving Credit Facility, with Capital One, N.A. serving as the “Syndication Agent,” and Amegy Bank National Association, KeyBank National Association and UBS Securities LLC serving as “Documentation Agents.” BMO Capital Markets also serves as “Lead Arranger” and “Sole Bookrunner.” Participating banks include Citibank, N.A., Credit Suisse AG, Deutsche Bank Trust Company Americas, Goldman Sachs Bank USA, SunTrust Bank, and Union Bank, N.A.
BMO Capital Markets and Capital One, N.A. serve as “Joint Lead Arrangers” and “Joint Bookrunners” on the Term Loan Facility. Capital One, N.A. serves as the “Administrative Agent,” with Bank of Montreal serving as the “Syndication Agent,” and Citibank, N.A. serving as “Documentation Agent.” Participating banks include Credit Suisse AG, Deutsche Bank Trust Company Americas, SunTust Bank, and Union Bank, N.A.

Management Comments
Mr. Gary C. Evans, Chairman and Chief Executive Officer of Magnum Hunter, commented, “We are very pleased to announce the final closing of these expanded Credit Facilities which substantially improve our overall liquidity. The demand from our existing bank group was sufficient to allow the expansion of credit by another $25 million than what was originally planned. These combined Credit Facilities will fund our capital budget for the remainder of 2011 and all of 2012. Our goal is to be self funding through cash flow for our capital budget requirements in fiscal year 2013. In addition, the structure of the Term Loan Facility with no pre-payment penalty during the first 12 months, allows us maximum flexibility in structuring our future financial plans.”
About Magnum Hunter Resources Corporation
Magnum Hunter Resources Corporation and subsidiaries are a Houston, Texas based independent exploration and production company engaged in the acquisition, development and production of oil and natural gas, primarily in the states of West Virginia, Kentucky, Ohio, Texas, North Dakota and Saskatchewan, Canada. The Company is presently active in three of the most prolific shale resource plays in North America, namely the Marcellus Shale, Eagle Ford Shale and Williston Basin/Bakken Shale.
For more information, please view our website at www.magnumhunterresources.com
Forward-Looking Statements
The statements and information contained in this press release that are not statements of historical fact, including all estimates and assumptions contained herein, are “forward looking statements” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward looking statements include, among others, statements, estimates and assumptions relating to our business and growth strategies, our oil and gas reserve estimates, our ability to successfully and economically explore for and develop oil and gas resources, our exploration and development prospects, future inventories, projects and programs, expectations relating to availability and costs of drilling rigs and field services, anticipated trends in our business or industry, our future results of operations, our liquidity and ability to finance our exploration and development activities, market conditions in the oil and gas industry and the impact of environmental and other governmental regulation. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may”, “will”, “could”, “should”, “expect”, “intend”, “estimate”, “anticipate”, “believe”, “project”, “pursue”, “plan” or “continue” or the negative thereof or variations thereon or similar terminology. These forward-looking statements are subject to numerous assumptions, risks, and uncertainties. Factors that may cause our actual results, performance, or achievements to be materially different from those anticipated in forward-looking statements include, among other, the following: adverse economic conditions in the United States and globally; difficult and adverse conditions in the domestic and global capital and credit markets; changes in domestic and global demand for oil and natural gas; volatility in the prices we receive for our oil and natural gas; the effects of government regulation, permitting, and other legal requirements; future developments with respect to the quality of our properties, including, among other things, the existence of reserves in economic quantities; uncertainties about the estimates of our oil and natural gas reserves; our ability to increase our production and oil and natural gas income through exploration and development; our ability to successfully apply horizontal drilling techniques and tertiary recovery methods; the number of well locations to be drilled, the cost to drill, and the time frame within which they will be drilled; drilling and operating risks; the availability of equipment, such as drilling rigs and transportation pipelines; changes in our drilling plans and related budgets; and the adequacy of our capital resources and liquidity including, but not limited to, access to additional borrowing capacity. Because forward-looking statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such statements. Readers are cautioned not to place undue reliance on forward-looking statements, contained herein, which speak only as of the date of this document. Other unknown or unpredictable factors may cause actual results to differ materially from those projected by the forward-looking statements. Unless otherwise required by law, we undertake no obligation to publicly update or revise any forward-looking statements, including estimates, whether as a result of new information, future events, or otherwise. We urge readers to review and consider disclosures we make in our public filings made from time to time with the Securities and Exchange Commission that discuss factors germane to our business, including our Annual Report on Form 10-K, as amended for the year ended December 31, 2010 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011 and June 30, 2011. All forward-looking statements attributable to us are expressly qualified in their entirety by these cautionary statements.

Magnum Hunter Contact:	M. Bradley Davis
Senior Vice President of Capital Markets
bdavis@magnumhunterresources.com
(832) 203-4545